EXHIBIT 12

                                  CERTIFICATION

I, Joseph Albagli, certify that:

     1. I have reviewed this amendment No. 1 to annual report on Form 20-F of VocalTec Communications Ltd.; and

     2. Based on my knowledge, this amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment No. 1.

Date: May 16, 2006

By: /s/ Joseph Albagli
Joseph Albagli
Chief Executive Officer

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                                  CERTIFICATION

I, Rafael Wiesler, certify that:

     1. I have reviewed this amendment No. 1 to annual report on Form 20-F of VocalTec Communications Ltd.; and

     2. Based on my knowledge, this amendment No. 1 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment No. 1.

Date: May 16, 2006

By: /s/ Rafael Wiesler
Rafael Wiesler
Chief Financial Officer